Exhibit 10.29
                                                                         Summary
                                                                     Translation
                                                                     -----------

Guaranty Contract of Maximum Amount Guarantee signed by and between Development Bank and the Company dated as of August 30, 2004
>>   Contract number: Shenfa Longgang ebaozi No.20040830001.
>> As guarantor, the Company undertakes to assume joint and several responsibilities to secure performance of the contract for the discounted commercial drafts facilities (principal contract) signed by and between Shenzhen Tongli Precision Pressed Product Co. Ltd.("Shenzhen Tongli") "and Development Bank which include the loan principal, interest, penalty interest, expenses for the Lender to realize its creditor's rights, and maximum secured amount for the loan principal is RMB10 million.
>> Guaranty period starts from the signing date of this Guaranty Contract and ends in two years time from expiry of each credit facility used under the principal contract.

Terms that have been omitted: indebtedness to be secured and maximum amount; commitment of the guarantor; liability; dispute settlement; miscellaneous; effectiveness; validity; and attention.